Exhibit 99.1

Second Quarter 2006
Earnings Release and
Supplemental Financials
July 18, 2006

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson	Tim Dirrim
	Executive Vice President	Vice President
	Chief Financial Officer	Marketing Communications
	Sky Financial Group, Inc.	Sky Financial Group, Inc.
	(419) 254-6068	(419) 327-6330

Sky Financial Group Reports 2006 Second Quarter Earnings

•	Core Operating Earnings of $.47 per Share

•	Net Income of $.41 per Share Includes Charge for Revised Accounting for Derivatives

July 18, 2006 - Bowling Green, Ohio - Sky Financial Group, Inc. (NASDAQ: SKYF) today reported core operating earnings of $51.8 million for the second quarter of 2006 versus $48.5 million for the same period in 2005. Core operating earnings per diluted share for the second quarter of 2006 were $.47 versus $.45 for the second quarter of 2005. Core operating earnings reflect net income adjusted to exclude merger-related expenses and derivative gains and losses on swaps that are not representative of ongoing operations. For the 2006 second quarter, on a core operating earnings basis, annualized return on assets and return on equity were 1.32% and 13.11%, respectively, compared with 1.29% and 13.51%, respectively, for the same period in 2005.

Cash operating earnings, which reflect core operating earnings excluding amortization of intangibles, were $54.2 million, or $.50 per diluted share, in the second quarter of 2006 compared to $50.8 million, or $.48 per diluted share, in the second quarter of 2005. On a cash operating basis, the annualized return on average tangible equity was 21.34% for the second quarter of 2006 compared with 22.33% for the same period in 2005.

“Our core operating results were strong for the second quarter,” stated Marty E. Adams, chairman, president and chief executive officer. “Sky’s financial performance benefited from growth in key fee-based businesses and disciplined net interest margin management, while our expenses and credit losses remained well controlled. Over the remainder of the year, we will continue to focus on our core strategies to achieve earnings growth and we look forward to a successful integration of our pending acquisition of Union Federal Bank of Indianapolis in the third quarter of 2006.”

Net income for the second quarter of 2006 was $45.1 million, or $.41 per diluted share, compared to $47.8 million, or $.45 per diluted share, for the second quarter of 2005. Annualized return on assets and return on equity for the second quarter were 1.15% and 11.42%, respectively, compared with 1.27% and

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13.32%, respectively, for the same period in 2005. The second quarter of 2006 was impacted by the change in accounting for certain derivative hedging relationships, discussed further below, that reduced net income by $6.5 million or $.06 per diluted share.

During the second quarter 2006, Sky Financial identified and corrected immaterial accounting errors related to certain derivative hedging relationships. The misstatements related to Sky Financials’ interpretation and application of the “shortcut” method of hedge accounting under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Sky Financial determined that these hedges did not qualify for hedge accounting using the “shortcut” method. As a result, changes in the market value of the derivatives should have been recorded through non-interest income with no corresponding offset to the hedged item. Sky Financial evaluated the impact of these errors and concluded that the impact was not material to prior quarterly and annual periods. Accordingly, an adjustment was recorded in the second quarter of 2006 to correct the cumulative impact of these errors. “SFAS 133 is a very complex standard. Our issue relates strictly to the evolving accounting interpretations related to short-cut hedge accounting for interest rate swaps,” stated Kevin T. Thompson, executive vice president, chief financial officer. “We believe these transactions have been and will continue to be effective economic hedges. We do not consider these non-cash adjustments as core operating earnings, which remain unchanged by this issue.”

The cumulative impact of these out-of-period adjustments resulted in a charge to non-interest income of $5,287 (net of $2,664 tax), which is included in derivative gains (losses) on swaps in the Consolidated Statements of Income. Of this cumulative adjustment, $3,201 (net of $1,613 tax), relates to the first quarter of 2006 and $2,086 (net of $1,051 tax) relates to periods prior to 2006. In addition, the change in fair values of such interest rate swaps was $1,316 (net of $663 tax) during the second quarter of 2006, which is also included in derivative gains (losses) on swaps in the Consolidated Statements of Income.

For the six months ended June 30, 2006, Sky reported net income of $95.7 million, or $.88 per diluted share versus $78.5 million, or $.73 per diluted share for the first six months of 2005. Core operating earnings, which reflect net income adjusted to exclude merger-related expenses and derivative gains and losses on swaps that are not representative of ongoing operations, were $102.5 million, or $.94 per diluted share, for the current year-to-date versus $79.2 million, or $.74 per diluted share, for the first six months of 2005.

Second Quarter Results

Net interest income for the second quarter was $133.2 million, up 4.1% from $128.0 million in the second quarter of 2005. The net interest margin for the second quarter was 3.75%, up 2 basis points from the second quarter of 2005, but down 3 basis points from the first quarter of 2006. The net interest margin performance continued to reflect prudent spread management and interest rate risk management practices, despite competitive market conditions in the areas that Sky Financial operates. The decrease

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in the net interest margin from the first quarter was due to the first quarter benefiting from the collection on certain non-accrual loans that increased the margin by approximately 3 basis points.

Average earning assets increased 3.5% over the second quarter of 2005 due to organic growth and acquisitions. Average loans for the quarter increased 4.1% from the same quarter last year, with organic growth contributing 3.4% in addition to the acquisitions. Average deposits grew 4.6% from the second quarter of 2005, which included organic growth of 2.6% in addition to the acquisitions.

Non-interest revenues on a core-operating basis, excluding the derivative losses recorded during the quarter, were $55.9 million, up 8.5% from $51.5 million in the second quarter of 2005. Non-interest revenues on a GAAP basis were $46.0 million, down 10.8% from $51.5 million in the second quarter of 2005. Compared to the second quarter of 2005, trust services income and service charges on deposits were up 11.4% and 7.1%, respectively. Brokerage and insurance commissions were up 12.4% due mostly to acquisitions in late 2005 and higher commission income. Other income increased 16.2% over the second quarter of 2005 due to a $1.0 million gain on the early extinguishment of debt, higher debit card fees and higher gains on the sales of loans. Mortgage banking revenues were up 10.0% mainly due to lower amortization and lower impairment charges during the second quarter of 2006, partially offset by lower origination and sales revenue compared to the second quarter of 2005.

Non-interest expenses for the second quarter, which included $0.4 million of merger, integration and restructuring expenses related to the pending acquisition of Union Federal Bank were $101.9 million compared to $102.1 million in the second quarter of 2005. Excluding the merger, integration and restructuring expenses, the second quarter non-interest expenses were up 0.5% or $0.5 million over the second quarter of 2005. Expenses increased over 2005’s second quarter mainly due to higher costs of group health benefits, the addition of approximately 100 full time equivalent employees from acquisitions in the third and fourth quarters of 2005 and by the addition of six new financial centers over the last twelve months. These higher costs were mostly offset by a continued focus on controlling operating expenses. The efficiency ratio, on a cash operating basis, excluding the merger, integration and restructuring expenses, the derivative losses on swaps and amortization of intangible assets, was 51.49% for the second quarter, compared to 54.02% for the same quarter in 2005.

Credit Quality

The provision for credit losses for the second quarter was $9.5 million, increasing from $5.9 million in the same quarter in 2005. The higher provision was the result of higher charge-offs during the quarter. The second quarter of 2005 charge-offs were lower than our historical trend. Net credit losses for the quarter were $8.3 million, or .30% annualized to average total loans, compared to $5.8 million, or .22%, for the second quarter of 2005. At June 30, 2006, non-performing loans to total loans was 1.11% versus 1.16% at March 31, 2006 and 1.17% at June 30, 2005. Total non-performing loans at June 30, 2006, were $124.8 million, a decrease of $4.1 million from $128.9 million at March 31, 2006 and a decrease of $2.3 million from $127.1 million at June 30, 2005. The allowance for credit losses to non-performing loans at

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June 30, 2006, was 116% versus 111% at March 31, 2006 and 120% at June 30, 2005. Non-performing loans continue to reflect the non-accrual status of $15.4 million of loans with payments guaranteed by surety bonds issued by an insurance company, which remains in litigation.

Continued Expansion

On February 3, 2006, Sky Financial announced the execution of a definitive agreement to acquire Union Federal Bank of Indianapolis and its parent company, Waterfield Mortgage Company, Inc., Ft. Wayne, Indiana. Sky Financial’s transaction is for the acquisition of Waterfield’s retail and commercial banking business conducted primarily through Union Federal Bank, which is expected to add approximately $2.5 billion in assets upon completion. The transaction is valued at $330 million, based upon Sky Financial’s closing stock price as of February 2, 2006 and is expected to close in the third quarter of 2006.

Outlook For 2006

Commenting on 2006, Mr. Thompson stated, “Our financial results year-to-date reflect our fundamental strengths, which we expect to continue throughout the remainder of 2006. We are maintaining our projection of 2006 diluted earnings per share on a core operating basis, of $1.90 to $1.95 per diluted share.”

Conference Call

Tomorrow, July 19, 2006, at 3 p.m., Mr. Adams and members of Sky’s leadership team will host a conference call to provide an overview of 2006 second quarter performance and a business outlook. Participants are encouraged to call in beginning at 2:45 p.m. by dialing (800) 289-0544 (confirmation code: 7723343). R.S.V.P. is not required. The webcast can be accessed via the Investor Relations/Webcasts section (http://investor.skyfi.com/medialist.cfm) of the Sky website. A replay of the call will be available from 7 p.m., July 19, until midnight, July 24, by calling (888) 203-1112 (confirmation code: 7723343). The event will be archived on the Sky website indefinitely. For supplemental financial tables, please refer to the Investor Relations/Press Releases (http://investor.skyfi.com/releases.cfm) section on Sky’s web site.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. Sky believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Sky’s financial performance, its performance trends and financial position. Specifically, Sky provides measures based on “core operating earnings,” which exclude merger-related expenses, derivative gains and losses on swaps and discontinued operations that are not reflective of ongoing operations or not expected to recur. In addition, Sky provides measures based on “cash operating earnings,” which further adjusts core operating earnings to exclude the effect of amortization of intangibles. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the financial tables.

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Forward-looking Statement

The information in this press release contains forward-looking statements including certain projections, plans and forecasts of expected future performance that are not historical facts and are subject to a number of risks and uncertainties. These forward-looking statements include, but are not limited to, the Company’s 2006 earnings per share projections. Actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. For a summary of important factors that could affect Sky’s forward-looking statements, please refer to Sky’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). Sky undertakes no obligation to update or revise these statements following the date of this release.

About Sky Financial Group, Inc.

Sky Financial Group is a $15.8 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 40 largest publicly-held bank holding companies in the nation. Sky operates over 290 financial centers and over 300 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, asset management services; and Sky Insurance, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

-end-

5

Summary Financials-Second Quarter 2006

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended June 30		Percent Change	Six Months Ended June 30		Percent Change
	2006	2005		2006	2005
Interest income	$243,146	$203,029	20.1%	$477,190	$394,623	21.1%
Interest expense	109,926	75,029	47.5	211,134	142,616	48.6

Net interest income	133,220	128,000	4.1	266,056	252,007	5.6
Provision for credit losses	9,476	5,894	60.8	16,630	36,717	(54.7)

Net interest income after provision for credit losses	123,744	122,106	1.3	249,426	215,290	15.9

Non-interest income
Trust services income	6,012	5,395	11.4	11,893	10,809	10.0
Service charges and fees on deposit accounts	15,026	14,033	7.1	28,525	26,205	8.9
Mortgage banking income	6,518	5,923	10.0	12,081	11,679	3.4
Brokerage and insurance commissions	15,880	14,127	12.4	35,672	30,758	16.0
Net securities gains (losses)	(80)	1,084	(107.4)	(85)	1,962	(104.3)
Derivative gains (losses) on swaps	(9,930)	—	100.0	(9,930)	—	100.0
Net cash settlement on swaps	(199)	—	100.0	(199)	—	100.0
Other income	12,728	10,954	16.2	24,657	21,575	14.3

Total non-interest income	45,955	51,516	(10.8)	102,614	102,988	(0.4)

Non-interest expenses
Salaries and employee benefits	55,805	54,679	2.1	115,619	108,184	6.9
Occupancy and equipment expense	17,134	16,835	1.8	34,777	34,439	1.0
Merger, integration and restructuring expense	364	1,031	(64.7)	544	1,031	(47.2)
Other operating expenses	28,618	29,508	(3.0)	57,159	57,839	(1.2)

Total non-interest expense	101,921	102,053	(0.1)	208,099	201,493	3.3

Income before income taxes	67,778	71,569	(5.3)	143,941	116,785	23.3
Income taxes	22,705	23,783	(4.5)	48,228	38,280	26.0

Net income	$45,073	$47,786	(5.7)	$95,713	$78,505	21.9

SHARE DATA:

Earnings per share
Basic	$0.42	$0.45	(6.7)%	$0.88	$0.74	18.9%
Diluted	0.41	0.45	(8.9)	0.88	0.73	20.6
Core operating earnings per share*
Basic	0.48	0.46	4.3	0.95	0.75	26.7
Diluted	0.47	0.45	4.4	0.94	0.74	27.0
Cash operating earnings per share*
Basic	0.50	0.48	4.2	0.99	0.79	25.3
Diluted	0.50	0.48	4.2	0.98	0.78	25.6
Cash dividend declared per common share	0.23	0.22	—	0.46	0.44	—
Average shares outstanding
Basic	108,463,000	105,752,000	—	108,400,000	106,040,000	—
Diluted	109,266,000	106,888,000	—	109,305,000	107,205,000	—

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Summary Financials-Second Quarter 2006

PERFORMANCE RATIOS:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net Income	$45,073	$47,786	$95,713	$78,505
Return on average equity	11.42%	13.32%	12.24%	10.91%
Return on average assets	1.15%	1.27%	1.23%	1.05%
Efficiency ratio	56.65	56.59	56.21	56.50
Net interest margin (FTE)	3.75%	3.73%	3.77%	3.71%
CORE OPERATING *
Core operating earnings	$51,764	$48,456	$102,521	$79,175
Return on average equity	13.11%	13.51%	13.11%	11.00%
Return on average assets	1.32	1.29	1.32	1.06
Efficiency ratio	53.49	56.02	54.60	56.21
CASH OPERATING*
Cash operating earnings	$54,239	$50,802	$107,516	$83,831
Return on average tangible equity	21.34%	22.33%	21.41%	18.18%
Return on average tangible assets	1.44	1.40	1.43	1.17
Efficiency ratio	51.49	54.02	52.58	54.20

PERIOD END BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	June 30		Percent Change
	2006	2005
Cash and due from banks	$293,266	$284,906	2.9%
Interest-earning deposits with banks	13,226	19,245	(31.3)
Loans held for sale	22,296	14,979	48.8
Securities available for sale	3,084,312	3,056,836	0.9
Total loans	11,218,034	10,821,336	3.7
Allowance for credit losses	(144,601)	(152,543)	(5.2)

Net loans	11,073,433	10,668,793	3.8
Premises and equipment	166,551	167,132	(0.3)
Goodwill and other intangibles	583,948	577,008	1.2
Other assets	513,970	431,602	19.1

Total assets	$15,751,002	$15,220,501	3.5

Total interest-earning assets	$14,337,868	$13,912,396	3.1

Non-interest-bearing deposits	$1,698,585	$1,689,340	0.5
Interest-bearing deposits	9,393,136	8,920,127	5.3

Total deposits	11,091,721	10,609,467	4.5
Repos and federal funds purchased	883,403	845,146	4.5
Debt and FHLB advances	2,010,758	2,110,206	(4.7)
Other liabilities	190,607	158,483	20.3
Shareholders’ equity	1,574,513	1,497,199	5.2

Total liabilities and shareholders’ equity	$15,751,002	$15,220,501	3.5

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Summary Financials-Second Quarter 2006

AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30		Percent Change	Six Months Ended June 30		Percent Change
	2006	2005		2006	2005
Cash and due from banks	$240,562	$236,822	1.6%	$243,282	$237,777	2.3%
Interest-earning deposits with banks	15,041	34,747	(56.7)	13,800	36,334	(62.0)
Federal funds sold	3,115	3,164	(1.5)	2,881	1,591	81.1
Loans held for sale	17,656	21,832	(19.1)	14,708	21,882	(32.8)
Securities available for sale	3,139,803	3,077,456	2.0	3,127,721	3,065,931	2.0
Total loans	11,165,552	10,721,064	4.1	11,170,993	10,663,059	4.8
Allowance for credit losses	(143,169)	(150,898)	(5.1)	(143,788)	(150,414)	(4.4)

Net loans	11,022,383	10,570,166	4.3	11,027,205	10,512,645	4.9
Premises and equipment	165,470	159,843	3.5	166,320	158,401	5.0
Goodwill and other intangibles	585,291	549,951	6.4	586,825	545,536	7.6
Other assets	507,024	441,068	15.0	495,194	431,236	14.8

Total assets	$15,696,345	$15,095,049	4.0	$15,677,936	$15,011,333	4.4

Total interest-earning assets	$14,341,167	$13,858,263	3.5	$14,330,103	$13,788,797	3.9

Non-interest-bearing deposits	$1,674,377	$1,622,138	3.2	$1,659,793	$1,593,061	4.2
Interest-bearing deposits	9,330,457	8,895,799	4.9	9,223,195	8,877,343	3.9

Total deposits	11,004,834	10,517,937	4.6	10,882,988	10,470,404	3.9
Repos and federal funds purchased	913,764	892,024	2.4	966,911	903,930	7.0
Debt and FHLB advances	2,023,530	2,109,609	(4.1)	2,077,504	2,046,182	1.5
Other liabilities	170,984	137,036	24.8	173,486	139,722	24.2
Shareholders’ equity	1,583,233	1,438,443	10.1	1,577,046	1,451,095	8.7

Total liabilities and shareholders’ equity	$15,696,345	$15,095,049	4.0	$15,677,935	$15,011,333	4.4

	June 30
	2006	2005
ASSET QUALITY DATA:
Non-accrual loans	$124,839	$126,537
Restructured loans	45	516

Total non-performing loans	124,884	127,053
Investment securities	—	10,395
Other real estate owned	14,471	11,511

Total non-performing assets	$139,355	$148,959

Loans 90 days or more past due & still accruing	$11,858	$25,848
Allowance for credit losses	144,601	152,543

ASSET QUALITY RATIOS:
Non-accrual loans to total loans	1.11%	1.17%
Non-performing loans to total loans	1.11	1.17
Non-performing assets to total assets	0.88	0.98
Loans 90 days or more past due and still accruing to total loans	0.11	0.24
Allowance for credit losses to non-performing loans	115.79	120.06
Allowance for credit losses to non-performing assets	103.76	102.41
Allowance for credit losses to total loans	1.29	1.41

NET CHARGE-OFFS
	Three Months Ended June 30
	2006	2005
Net charge-offs	$8,270	$5,817
Net charge-offs to average loans	0.30	0.22

	Six Months Ended June 30
	2006	2005
Net charge-offs	$16,301	$37,565
Net charge-offs to average loans	0.29	0.71

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Summary Financials-Second Quarter 2006

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings reflect net income adjusted to exclude the after-tax effect of discontinued operations, merger, integration and restructuring expenses and derivative gains (losses) on swaps that are not reflective of on going operations or are not expected to recur.

Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles.

Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of merger, integration and restructuring expenses, derivative losses on swaps and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the three and six months ended June 30, 2006 and 2005:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net income	$45,073	$47,786	$95,713	$78,505

Add: Merger, integration and restructuring expense	364	1,031	544	1,031
Derivative losses on swaps	9,930	—	9,930	—
Tax effect	(3,603)	(361)	(3,666)	(361)

After-tax non-operating items	6,691	670	6,808	670

Core operating earnings	$51,764	$48,456	$102,521	$79,175

Merger, integration and restructuring expense in 2006 reflect charges associated with the pending acquisition of Union Federal in the first and second quarters and additional costs from the Falls Bank acquisition incurred in the first quarter.

Merger, integration and restructuring expense in 2005 reflect charges associated with the acquisition of Belmont Bancorp in the second quarter.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the core operating efficiency ratio disclosed in the tables. The derivative gains (losses) on swaps are deducted from non-interest income in the denominator of the ratio. The comparable information on a GAAP basis is also provided in the tables.

Cash operating earnings

The following table reconciles core operating earnings to cash operating earnings for the three and six months ended June 30, 2006 and 2005:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Core operating earnings	$51,764	$48,456	$102,521	$79,175

Add: Amortization of core deposits and other intangible assets	3,807	3,610	7,685	7,164
Tax effect	(1,332)	(1,264)	(2,690)	(2,508)

After-tax non-operating items	2,475	2,346	4,995	4,656

Cash operating earnings	$54,239	$50,802	$107,516	$83,831

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. Additionally, amortization of core deposits and other intangible assets and merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the cash operating efficiency ratio disclosed in the tables. The derivative gains (losses) on swaps are deducted from non-interest income in the denominator of the ratio. The comparable GAAP information is also included in the tables.

9

Summary Financials-Second Quarter 2006

The following table reconciles average GAAP equity to average tangible equity for the three and six months ended June 30, 2006 and 2005.

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Average GAAP equity	$1,583,233	$1,438,443	$1,577,046	$1,451,095

Goodwill	523,582	481,190	523,283	476,186
Core deposits and other intangibles	61,709	68,761	63,542	69,350
Deferred taxes	(21,598)	(24,066)	(22,240)	(24,273)

	563,693	525,885	564,585	521,263

Average tangible equity	$1,019,540	$912,558	$1,012,461	$929,832

The following table reconciles average GAAP assets to average tangible assets for the three and six months ended June 30, 2006 and 2005:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Average GAAP assets	$15,696,345	$15,095,049	$15,677,936	$15,011,333

Goodwill	523,582	481,190	523,283	476,186
Core deposits and other intangibles	61,709	68,761	63,542	69,350
Deferred taxes	(21,598)	(24,066)	(22,240)	(24,273)

	563,693	525,885	564,585	521,263

Average tangible assets	$15,132,652	$14,569,164	$15,113,351	$14,490,070

The following table reconciles GAAP earnings per share to operating earnings per share, core operating earnings per share and cash operating earnings per share (certain information does not add due to rounding):

Basic EPS
	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net income	$0.42	$0.45	$0.88	$0.74
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	0.06	0.01	0.06	0.01

Core operating earnings	0.48	0.46	0.95	0.75
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.05	0.04

Cash operating earnings	$0.50	$0.48	$0.99	$0.79

Diluted EPS
	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net income	$0.41	$0.45	$0.88	$0.73
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	0.06	0.01	0.06	0.01

Core operating earnings	0.47	0.45	0.94	0.74
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.05	0.04

Cash operating earnings	$0.50	$0.48	$0.98	$0.78

— end —

10

Second Quarter 2006

Supplemental Financial Information

July 18, 2006

Supplemental Financial Information - Second Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTERS STATEMENTS OF INCOME (unaudited)

(Dollars in thousands)

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Fully taxable equivalent interest income	$243,898	$234,812	$224,108	$213,223	$203,841

Interest income	$243,146	$234,044	$223,243	$212,358	$203,029
Interest expense	109,926	101,208	91,017	81,939	75,029

Net interest income	133,220	132,836	132,226	130,419	128,000
Provision for credit losses	9,476	7,154	6,807	8,725	5,894

Net interest income after provision for credit losses	123,744	125,682	125,419	121,694	122,106

Non-interest income
Trust services income	6,012	5,881	5,511	5,598	5,395
Service charges and fees on deposit accounts	15,026	13,499	14,578	14,786	14,033
Mortgage banking income	6,518	5,563	5,632	7,681	5,923
Brokerage and insurance commissions	15,880	19,792	14,519	13,896	14,127
Net securities gains (losses)	(80)	(5)	1,553	147	1,084
Derivative gains (losses) on swaps	(9,930)	—	—	—	—
Net cash settlement on swaps	(199)	—	—	—	—
Other income	12,728	11,929	14,412	10,082	10,954

Total non-interest income	45,955	56,659	56,205	52,190	51,516

Non-interest expenses
Salaries and employee benefits	55,805	59,814	53,251	53,120	54,679
Occupancy and equipment expense	17,134	17,643	17,209	16,754	16,835
Merger, integration and restructuring expense	364	180	618	122	1,031
Other operating expenses	28,618	28,541	30,037	27,444	29,508

Total non-interest expense	101,921	106,178	101,115	97,440	102,053

Income from continuing operations before income taxes	67,778	76,163	80,509	76,444	71,569
Income taxes from continuing operations	22,705	25,523	27,168	26,099	23,783

Income from continuing operations	45,073	50,640	53,341	50,345	47,786

Income from discontinued operations, net of tax	—	—	372	—	—

Net income	$45,073	$50,640	$53,713	$50,345	$47,786

Core operating earnings	$51,764	$50,757	$53,743	$50,424	$48,456

Note: During the fourth quarter of 2005, Sky Financial adopted Financial Accounting Standards No. 123(R), Share Based Payment (FAS 123(R)). Sky Financial adopted FAS 123(R) using the modified retrospective method and restated the first three interim quarters of 2005. The first three quarters presented above have been restated from the amounts originally reported to included expense related to stock options. The additional salary and employee benefits expense was recorded as follows: (1) first quarter - $1.2 million ($0.8 million after tax); (2) second quarter - $1.1 million ($0.7 million after tax); and (3) third quarter - $1.0 million ($0.7 million after tax).

Supplemental Financial Information - Second Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

PERFORMANCE RATIOS

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Return on average equity	11.42%	13.07%	13.89%	13.20%	13.32%
Return on average assets	1.15	1.31	1.39	1.31	1.27

CONTINUING OPERATIONS
	2006
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Return on average equity	11.42%	13.07%	13.79%	13.20%	13.32%
Return on average assets	1.15	1.31	1.38	1.31	1.27
Net interest rate spread (FTE)	3.23	3.30	3.32	3.35	3.37
Net interest rate margin (FTE)	3.75	3.78	3.76	3.75	3.73
Efficiency ratio	56.65	55.81	53.42	53.11	56.59

CORE OPERATING *
	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Return on average equity	13.11%	13.10%	13.90%	13.22%	13.51%
Return on average assets	1.32	1.31	1.39	1.32	1.29
Efficiency ratio	53.49	55.71	53.09	53.04	56.02

CASH OPERATING*
	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Return on average tangible equity	21.34%	21.49%	23.08%	21.87%	22.33%
Return on average assets	1.44	1.43	1.51	1.43	1.40
Efficiency ratio	51.49	53.67	51.02	50.96	54.02

Supplemental Financial Information - Second Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER SHARE DATA

(Unaudited)

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Earnings per share from continuing operations
Basic	$0.42	$0.47	$0.49	$0.47	$0.45
Diluted	0.41	0.46	0.49	0.46	0.45
Earnings per share from discontinued operations
Basic	—	—	0.00	—	—
Diluted	—	—	0.00	—	—
Earnings per share
Basic	0.42	0.47	0.50	0.47	0.45
Diluted	0.41	0.46	0.49	0.46	0.45
Core operating earnings per share*
Basic	0.48	0.47	0.50	0.47	0.46
Diluted	0.47	0.46	0.49	0.47	0.45
Cash operating earnings per share*
Basic	0.50	0.49	0.52	0.49	0.48
Diluted	0.50	0.49	0.52	0.49	0.48
Cash dividend declared per common share	0.23	0.23	0.23	0.22	0.22
Book value per share	14.47	14.41	14.35	14.12	13.97
Average shares outstanding
Basic	108,463,000	108,337,000	107,844,000	107,236,000	105,752,000
Diluted	109,266,000	109,287,000	109,008,000	108,431,000	106,888,000
Book value calculation shares outstanding	108,782,409	108,704,939	108,307,601	107,469,752	107,183,099

Supplemental Financial Information - Second Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Cash and due from banks	$240,562	$246,033	$249,407	$266,045	$236,822
Interest-earning deposits with banks	15,041	12,546	16,690	30,680	34,747
Federal funds sold	3,115	2,644	930	1,033	3,164
Loans held for sale	17,656	11,727	18,048	27,661	21,832
Securities available for sale	3,139,803	3,115,505	3,049,214	3,042,872	3,077,456
Total loans	11,165,552	11,176,494	10,946,325	10,791,361	10,721,064
Allowance for loan losses	(143,169)	(144,415)	(149,914)	(152,901)	(150,898)

Net loans	11,022,383	11,032,079	10,796,411	10,638,460	10,570,166
Premises and equipment	165,470	167,180	165,570	167,698	159,843
Goodwill and other intangibles	585,291	588,376	589,410	577,631	549,951
Other assets	507,024	483,232	472,562	445,424	441,068

Total assets	$15,696,345	$15,659,322	$15,358,242	$15,197,504	$15,095,049

Total interest-earning assets	$14,341,167	$14,318,916	$14,031,207	$13,893,607	$13,858,263

Non-interest-bearing deposits	$1,674,377	$1,645,047	$1,698,192	$1,679,171	$1,622,138
Interest-bearing deposits	9,330,457	9,114,741	9,098,470	9,083,148	8,895,799

Total deposits	11,004,834	10,759,788	10,796,662	10,762,319	10,517,937
Repos and federal funds purchased	913,764	1,020,649	828,989	794,554	892,024
Debt and FHLB advances	2,023,530	2,132,077	2,027,218	1,980,981	2,109,609
Other liabilities	170,984	176,019	171,142	146,767	137,036
Shareholders’ equity	1,583,233	1,570,789	1,534,231	1,512,883	1,438,443

Total liabilities and shareholders’ equity	$15,696,345	$15,659,322	$15,358,242	$15,197,504	$15,095,049

Supplemental Financial Information - Second Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERIOD END BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Cash and due from banks	$293,266	$260,304	$318,114	$289,089	$284,906
Interest-earning deposits with banks	13,226	9,652	15,037	14,196	19,245
Federal funds sold	—	23,000	—	—	—
Loans held for sale	22,296	23,395	24,184	20,685	14,979
Securities available for sale	3,084,312	3,144,045	3,097,472	3,052,117	3,056,836
Total loans	11,218,034	11,093,918	11,149,222	10,914,530	10,821,336
Allowance for loan losses	(144,601)	(143,383)	(144,461)	(153,351)	(152,543)

Net loans	11,073,433	10,950,535	11,004,761	10,761,179	10,668,793
Premises and equipment	166,551	165,598	166,797	165,517	167,132
Goodwill and other intangibles	583,948	587,231	588,939	582,798	577,008
Other assets	513,970	494,791	467,987	451,384	431,602

Total assets	$15,751,002	$15,658,551	$15,683,291	$15,336,965	$15,220,501

Total interest-earning assets	$14,337,868	$14,294,010	$14,285,915	$14,001,528	$13,912,396

Non-interest-bearing deposits	$1,698,585	$1,663,459	$1,734,113	$1,722,735	$1,689,340
Interest-bearing deposits	9,393,136	9,339,539	9,021,563	9,132,059	8,920,127

Total deposits	11,091,721	11,002,998	10,755,676	10,854,794	10,609,467
Repos and federal funds purchased	883,403	915,821	1,053,244	780,585	845,146
Debt and FHLB advances	2,010,758	1,982,984	2,125,788	1,963,594	2,110,206
Other liabilities	190,607	190,177	194,706	220,937	158,483
Shareholders’ equity	1,574,513	1,566,571	1,553,877	1,517,055	1,497,199

Total liabilities and shareholders’ equity	$15,751,002	$15,658,551	$15,683,291	$15,336,965	$15,220,501

Supplemental Financial Information - Second Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER LOAN TABLE (Unaudited)

(Dollars in thousands)

PERIOD END

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Residential Mortgage	$1,069,897	$1,125,633	$1,134,698	$1,096,703	$1,105,896
Home Equity	1,712,030	1,696,999	1,730,752	1,737,937	1,751,449
Consumer	691,270	695,392	711,197	736,363	768,837
Commercial Real Estate	4,666,045	4,539,276	4,552,226	4,447,272	4,479,275
Commercial & Industrial	3,078,792	3,036,618	3,020,349	2,896,255	2,715,879

Total Loans	$11,218,034	$11,093,918	$11,149,222	$10,914,530	$10,821,336

Residential Mortgage	10%	10%	10%	10%	10%
Home Equity	15%	15%	16%	16%	16%
Consumer	6%	6%	6%	7%	7%
Commercial Real Estate	42%	41%	41%	41%	42%
Commercial & Industrial	27%	28%	27%	26%	25%

Total Loans	100%	100%	100%	100%	100%

AVERAGES

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Residential Mortgage	$1,107,658	$1,132,588	$1,106,292	$1,102,936	$1,088,328
Home Equity	1,706,839	1,711,076	1,732,682	1,745,278	1,721,724
Consumer	695,951	701,714	724,727	755,634	777,458
Commercial Real Estate	4,609,588	4,524,839	4,536,494	4,419,506	4,451,084
Commercial & Industrial	3,045,569	3,106,277	2,846,130	2,768,007	2,682,470

Total Loans	$11,165,605	$11,176,494	$10,946,325	$10,791,361	$10,721,064

Residential Mortgage	10%	10%	10%	10%	10%
Home Equity	15%	15%	16%	16%	16%
Consumer	6%	6%	7%	7%	7%
Commercial Real Estate	41%	41%	41%	41%	42%
Commercial & Industrial	28%	28%	26%	26%	25%

Total Loans	100%	100%	100%	100%	100%

Supplemental Financial Information - Second Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER FUNDING TABLE (Unaudited)

(Dollars in thousands)

PERIOD END

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Non-interest-bearing demand deposits	$1,698,574	$1,663,459	$1,734,113	$1,722,735	$1,689,340
Interest-bearing demand deposits	354,264	385,747	333,491	410,783	367,174
Savings deposits	3,283,701	3,426,386	3,416,583	3,585,227	3,670,735
Time deposits	5,755,182	5,527,406	5,271,489	5,136,049	4,882,218

Total deposits	11,091,721	11,002,998	10,755,676	10,854,794	10,609,467

Short-term borrowings	883,403	915,821	1,053,244	780,585	846,268
Trust preferred securities	337,156	182,288	184,799	187,790	190,491
Debt and FHLB advances	1,673,602	1,800,696	1,940,989	1,775,804	1,918,593

Total funding sources	$13,985,882	$13,901,803	$13,934,708	$13,598,973	$13,564,819

AVERAGE

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Non-interest-bearing demand deposits	$1,674,369	$1,645,047	$1,698,192	$1,679,171	$1,622,138
Interest-bearing demand deposits	363,575	345,545	368,885	400,426	357,348
Savings deposits	3,327,009	3,396,816	3,524,370	3,651,598	3,751,675
Time deposits	5,639,881	5,372,380	5,205,215	5,031,124	4,786,776

Total deposits	11,004,834	10,759,788	10,796,662	10,762,319	10,517,937

Short-term borrowings	913,764	1,020,649	829,152	794,554	894,356
Trust preferred securities	254,433	184,440	185,934	189,509	189,801
Debt and FHLB advances	1,769,097	1,947,637	1,841,121	1,791,472	1,917,476

Total funding sources	$13,942,128	$13,912,514	$13,652,869	$13,537,854	$13,519,570

Supplemental Financial Information - Second Quarter 2006

ASSET QUALITY DATA:

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Non-accrual loans	$124,839	$128,402	$119,030	$126,131	$126,537
Restructured loans	45	463	479	495	516

Total non-performing loans	124,884	128,865	119,509	126,626	127,053
Investment securities	—	—	—	10,299	10,395
Other real estate owned	14,471	18,319	17,476	14,700	11,511

Total non-performing assets	$139,355	$147,184	$136,985	$151,625	$148,959

Loans 90 days or more past due & still accruing	$11,858	$20,408	$27,987	$24,424	$25,848
Net charge-offs	8,270	8,030	16,223	7,997	5,817
Allowance for loan losses	144,601	143,383	144,461	153,351	152,543

ASSET QUALITY RATIOS:

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Non-accrual loans to total loans	1.11%	1.16%	1.07%	1.16%	1.17%
Non-performing loans to total loans	1.11	1.16	1.07	1.16	1.17
Non-performing assets to total assets	0.88	0.94	0.87	0.99	0.98
Loans 90 days or more past due and still accruing to total loans	0.11	0.18	0.25	0.22	0.24
Net charge-offs to average loans	0.30	0.29	0.59	0.29	0.22
Allowance for loan losses to non-performing loans	115.79	111.27	120.88	121.11	120.06
Allowance for loan losses to non-performing assets	103.76	97.42	105.46	101.14	102.41
Allowance for loan losses to total loans	1.29	1.29	1.30	1.41	1.41

Supplemental Financial Information - Second Quarter 2006

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings reflect net income adjusted to exclude the after-tax effect of discontinued operations, merger, integration and restructuring expenses and derivative gains (losses) on swaps that are not reflective of on-going operations or are not expected to recur.

Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles.

Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of merger, integration and restructuring expenses, derivative losses on swaps and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the six months ended June 30, 2006 and 2005 for each of the five quarters presented in the tables:

	Six Months Ended June 30
	2006	2005
Income from continuing operations	$95,713	$78,505
Add: Merger, integration and restructuring expense	544	1,031
Derivative losses on swaps	9,930	—
Tax effect	(3,666)	(361)

After-tax non-operating items	6,808	670

Core operating earnings	$102,521	$79,175

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Income from continuing operations	$45,073	$50,640	$53,341	$50,345	$47,786

Add: Merger, integration and restructuring expense	364	180	618	122	1,031
Derivative losses on swaps	9,930	—	—	—	—
Tax effect	(3,603)	(63)	(216)	(43)	(361)

After-tax non-operating items	6,691	117	402	79	670

Core operating earnings	$51,764	$50,757	$53,743	$50,424	$48,456

Merger, integration and restructuring expense in 2006 reflect charges associated with the pending acquisition of Union Federal incurred in the first and second quarters and additional costs from the Falls Bank acquisition incurred in the first quarter.

Merger, integration and restructuring expense in 2005 reflect charges associated with the acquisition of Belmont Bancorp in the second quarter, the cost associated with the acquisition of Falls Bank recorded in the third and fourth quarters and the cost associated with the pending acquisition of Union Federal recorded in the fourth quarter.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the core operating efficiency ratio disclosed in the tables. The derivative gains (losses) on swaps are deducted from non-interest income in the denominator of the ratio. The comparable information on a GAAP basis is also provided in the tables.

Supplemental Financial Information - Second Quarter 2006

Cash operating earnings

The following reconciles core operating earnings to cash operating earnings for the six months ended June 30, 2006 and 2005 as well as for each of the five quarters presented in these tables:

	Six Months Ended June 30
	2006	2005
Core operating earnings	$102,521	$79,175

Amortization of core deposits and other intangible assets	7,685	7,164
Tax effect	(2,690)	(2,508)

After-tax non-operating items	4,995	4,656

Cash operating earnings	$107,516	$83,831

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Core operating earnings	$51,764	$50,757	$53,743	$50,424	$48,456

Amortization of core deposits and other intangible assets	3,807	3,877	3,909	3,814	3,610
Tax effect	(1,332)	(1,357)	(1,368)	(1,335)	(1,264)

After-tax non-operating items	2,475	2,520	2,541	2,479	2,346

Cash operating earnings	$54,239	$53,277	$56,284	$52,903	$50,802

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. Additionally, amortization of core deposits and other intangible assets and merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the cash operating efficiency ratio disclosed in the tables. The derivative gains (losses) on swaps are deducted from non-interest income in the denominator of the ratio. The comparable GAAP information is also included in the tables.

Supplemental Financial Information - Second Quarter 2006

The following table reconciles average GAAP equity to average tangible equity for the three and six months ended June 30, 2006 and 2005, as well as each of the period ends presented in the tables.

	Six Months Ended June 30
	2006	2005
Average GAAP equity	$1,577,046	$1,451,095

Goodwill	523,283	476,186
Core deposits and other intangibles	63,542	69,350
Deferred taxes	(22,240)	(24,273)

	564,585	521,263

Average tangible equity	$1,012,461	$929,832

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Average GAAP equity	$1,583,233	$1,570,789	$1,534,231	$1,512,883	$1,438,443

Goodwill	523,582	522,981	524,217	507,944	481,190
Core deposits and other intangibles	61,709	65,395	65,193	69,687	68,761
Deferred taxes	(21,598)	(22,888)	(22,818)	(24,390)	(24,066)

	563,693	565,488	566,592	553,241	525,885

Average tangible equity	$1,019,540	$1,005,301	$967,639	$959,642	$912,558

The following table reconciles average GAAP assets to average tangible assets for the six months ended June 30, 2006 and 2005, as well as each of the period ends presented in the tables.

	Six Months Ended June 30
	2006	2005
Average GAAP assets	$15,677,936	$15,011,333

Goodwill	523,283	476,186
Core deposits and other intangibles	63,542	69,350
Deferred taxes	(22,240)	(24,273)

	564,585	521,263

Average tangible assets	$15,113,351	$14,490,070

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Average GAAP assets	$15,696,345	$15,659,322	$15,358,242	$15,197,504	$15,095,049

Goodwill	523,582	522,981	524,217	507,944	481,190
Core deposits and other intangibles	61,709	65,395	65,193	69,687	68,761
Deferred taxes	(21,598)	(22,888)	(22,818)	(24,390)	(24,066)

	563,693	565,488	566,592	553,241	525,885

Average tangible assets	$15,132,652	$15,093,834	$14,791,650	$14,644,263	$14,569,164

Supplemental Financial Information - Second Quarter 2006

The following table reconciles GAAP earnings per share to core operating earnings per share and cash operating earnings per share (certain information does not add due to rounding):

Basic EPS

	Six Months Ended June 30
	2006	2005
Net income	$0.88	$0.74
After-tax earnings from discontinued operations	—	—
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	0.06	0.01

Core operating earnings	0.95	0.75
After-tax amortization of core deposits and other intangible assets	0.05	0.04

Cash operating earnings	$0.99	$0.79

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Net income	$0.42	$0.47	$0.50	$0.47	$0.45
After-tax earnings from discontinued operations	—	—	(0.00)	—	—
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	0.06	0.00	0.00	0.00	0.01

Core operating earnings	0.48	0.47	0.50	0.47	0.46
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.02	0.02	0.02

Cash operating earnings	$0.50	$0.49	$0.52	$0.49	$0.48

Diluted EPS
	Six Months Ended June 30
	2006	2005
Net income	$0.88	$0.73
After-tax earnings from discontinued operations	—	—
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	0.06	0.01

Core operating earnings	0.94	0.74
After-tax amortization of core deposits and other intangible assets	0.05	0.04

Cash operating earnings	$0.98	$0.78

	2006		2005
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Net income	$0.41	$0.46	$0.49	$0.46	$0.45
After-tax earnings from discontinued operations	—	—	—	—	—
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	0.06	0.00	0.00	0.00	0.01

Core operating earnings	0.47	0.46	0.50	0.47	0.45
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.02	0.02	0.02

Cash operating earnings	$0.50	$0.49	$0.52	$0.49	$0.48

— end —

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